Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.

Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226732) and Form S-8 (File No. 333-218376, No. 333-234421, and No. 333-273008) of WideOpenWest, Inc. (the Company) of our reports dated March 13, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia

March 13, 2024